Q2 2019 Corporate Overview and Financial Results Q2 2019 Corporate Overview and Financial Results

Contents 3 Important information regarding forward-looking statements and use of non-GAAP financial measures 4 Glossary 5 Q2 2019 Financial Highlights 18 About SVB 27 2019 Outlook and Long-Term Financial Objectives 35 Financial Performance: Balance Sheet 48 Financial Performance: Income Statement 57 Capital 60 Non-GAAP Reconciliations Q2 2019 Corporate Overview and Financial Results 2

Important information regarding forward-looking statements and use of non-GAAP financial measures Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance, and are subject to known and unknown risks and uncertainties, many of which may be beyond our control. You can identify these and other forward- looking statements by the use of words such as “becoming,” “may,” “will,” “should,” "could," "would," “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words, or comparable terminology. In this presentation, we make forward-looking statements discussing management’s expectations about, among other things: economic conditions; opportunities in the market; outlook on our clients' performance; our financial, credit, and business performance, including potential investment gains, loan growth, loan mix, loan yields, credit quality, deposits, noninterest income, and expense levels; our expected effective tax rate; and financial results, including the performance results of SVB Leerink for certain quarters in, and for the full year 2019, as well as 2020 and beyond. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we have based these expectations on our current beliefs as well as our assumptions, and such expectations may prove to be incorrect. We wish to caution you that such statements are just predictions and actual events or results may differ materially, due to changes in economic, business and regulatory factors and trends. Our actual results of operations and financial performance could differ significantly from those expressed in or implied by our management’s forward-looking statements. Important factors that could cause our actual results and financial condition to differ from the expectations stated in the forward-looking statements include, among others: market and economic conditions (including the general condition of the capital and equity markets, and IPO, M&A and financing activity levels) and the associated impact on us (including effects on client demand for our commercial and investment banking and other financial services, as well as on the valuations of our investments); changes in the volume and credit quality of our loans; the impact of changes in interest rates or market levels or factors affecting or affected by them, especially on our loan and investment portfolios; changes in the levels of our loans, deposits and client investment fund balances; changes in the performance or equity valuations of funds or companies in which we have invested or hold derivative instruments or equity warrant assets; variations from our expectations as to factors impacting our cost structure; changes in our assessment of the creditworthiness or liquidity of our clients or unanticipated effects of credit concentration risks which create or exacerbate deterioration of such creditworthiness or liquidity; variations from our expectations as to factors impacting the timing and level of employee share-based transactions; variations from our expectations as to factors impacting our estimate of our full-year effective tax rate; accounting changes, as required by Generally Accepted Accounting Principles (GAAP); and regulatory, tax or legal changes or their impact on us. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, including (i) our latest Annual Report on Form 10-K; (ii) our latest Quarterly Report on Form 10-Q; and (iii) our most recent earnings release filed on Form 8-K. These documents contain and identify important risk factors that could cause the Company’s actual results to differ materially from those contained in our projections or other forward-looking statements. All forward-looking statements included in this presentation are made only as of the date of this presentation. We assume no obligation and do not intend to revise or update any forward-looking statements contained in this presentation, except as required by law. This presentation shall not constitute an offer or solicitation in connection with any securities. Use of Non-GAAP Financial Measures To supplement our financial disclosures that are presented in accordance with GAAP, we use certain non-GAAP measures of financial performance (including, but not limited to, non-GAAP core fee income, non-GAAP noninterest income, non-GAAP net gains on investment securities, non-GAAP non-marketable and other equity securities, non-GAAP noninterest expense and non-GAAP financial ratios) of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures (as applicable), provide meaningful supplemental information regarding our performance by: (i) excluding amounts attributable to non-controlling interests for which we effectively do not receive the economic benefit or cost of, where indicated, or (ii) providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, net income or other financial measures prepared in accordance with GAAP. Under the “Non-GAAP reconciliations” section at the end of this presentation, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP financial measures used in this presentation, or a reconciliation of the non-GAAP calculation of the financial measure. Please refer to that section for more information. Additionally, from time to time, we may make reference to the non-GAAP financial metric of Core EPS in our earnings call and other investor presentations. Non-GAAP Core EPS consists of our net income available to common stockholders less gains or losses on investment securities and equity warrant assets and SVB Leerink, net of tax, divided by our diluted weighted average common shares outstanding. Our management believes this measure to be a useful assessment of our performance as it relates to our core business because it excludes certain financial items where performance is typically subject to market or other conditions beyond our control. A reconciliation of Core EPS to the closest corresponding GAAP measure is not available with respect to future goals due to our inability to provide a quantitative reconciliation to such measure. Q2 2019 Corporate Overview and Financial Results 3

Glossary The following terms are used throughout this presentation to refer to certain SVB-specific metrics: Non-GAAP Measures (Please see non-GAAP reconciliations at the end of this presentation for more information) • Core EPS – Net income available to common stockholders less gains or losses on investment securities and equity warrant assets and SVB Leerink, net of tax; divided by diluted average common shares outstanding. Our management believes this measure to be a useful assessment of our performance as it relates to our core business because it excludes certain financial items where performance is typically subject to market or other conditions beyond our control. A reconciliation of Core EPS to the closest corresponding GAAP measure is not available with respect to future goals due to our inability to provide a quantitative reconciliation to such measure. • Core Fee Income – Fees from letters of credit, client investments, credit cards, deposit service charges, foreign exchange and lending-related fees, in aggregate. In 2019, core fee income includes investment banking revenue and commissions from the acquisition of SVB Leerink, except otherwise noted. • Core Operating Efficiency Ratio – Calculated by dividing non-interest expense after adjusting for noninterest expense from SVB Leerink and NCI by total revenue, after adjusting for gains or losses on investment securities and equity warrant assets, SVB Leerink investment banking revenue and commissions and NCI. This ratio excludes income and expenses related to SVB Leerink and certain financial items where performance is typically subject to market or other conditions beyond our control. • Gains (losses) on Investment Securities, Net of Non-Controlling Interests – Net gains on investment securities include gains and losses from our non-marketable and other equity securities, which include public equity securities held as a result of exercised equity warrant assets, gains and losses from sales of our AFS debt securities portfolio, when applicable, and carried interest. This measure excludes amounts attributable to noncontrolling interests for which we effectively do not receive the economic benefit or cost. Other Measures • Total Client Funds – The sum of on-balance sheet deposits and off-balance sheet client investment funds. • Fixed Income Securities – Available-for-sale ("AFS") and held-to-maturity ("HTM") securities held on the balance sheet. Acronyms • LIHTC – Low income housing tax credit funds • NCI – Non-controlling interests • NCO – Net charge-off • VC/PE – Venture Capital/Private Equity • NII – Net interest income • NIM – Net interest margin Q2 2019 Corporate Overview and Financial Results 4

Q2 2019 Financial Highlights Q2 2019 Corporate Overview and Financial Results 5

Q2 2019: Record quarterly earnings and profitability Strong Q2 growth driven by healthy markets and continued strong execution of our long-term strategy EPS: Net Income: ROE: $6.08 $318M 23% Q2’19 FINANCIAL HIGHLIGHTS Record earnings and profitability $77M $1.0B $5.5B Warrant gains; Loan growth Client funds growth investment gains (Average vs. Q1) (Average vs. Q1) net of NCI1 3% 28% Strong & stable Net interest income Core fee income Credit quality growth growth1,2 (vs. Q1) (YoY) 1. This is a non-GAAP measure. Please see non-GAAP reconciliations at end of this presentation for more information. 2. Excludes investment banking revenue and commissions Q2 2019 Corporate Overview and Financial Results 6

The power of the SVB platform MISSION VISION Increase our clients’ Be the most sought-after financial partner helping innovators, enterprises, and probability of success investors move bold ideas forward, fast. STRATEGY Deliver critical solutions, insights and connections to fast-growth innovation enterprises, investors and market influencers to accelerate their growth. VALUES STRATEGIC PRIORITIES We start with EMPATHY for others. Enhance Client Experience We speak & act with INTEGRITY. Improve Employee Engagement & Enablement We embrace DIVERSE perspectives. Strengthen Risk Management We take RESPONSIBILITY. Drive Business Unit Growth We keep LEARNING & IMPROVING. Propel Business Transformation Q2 2019 Corporate Overview and Financial Results 7

Focus on what matters

1. Healthy markets and strong execution driving growth
2. Strong balance sheet growth with NIM headwinds
3. Power of liquidity franchise provides engine for NII growth
4. Proactively managing the impact of a declining rate environment
5. Stable credit and improving risk profile
6. Levers to drive long-term profitability
7. Strategic execution and investment in growth and operating leverage svb Q2 2019 Corporate Overview and Financial Results 8

Healthy markets and strong execution set stage for continued growth SVB 1,200+ new CLIENT Robust client clients in COUNT VC/PE investment fueling acquisition driving Q2’19 35,000 strong liquidity share of a growing • 2019 VC investment of $66B market 30,000 on track for 2nd highest year on record 2015–2019 CAGR: 25,000 15% (Annualized) • 2019 PE deal values consistent with strong 2018 20,000 Other Private Bank Record VC-backed exit values PE/VC 15,000 • $138B Q2 VC exits driven by VC-Backed robust IPO market 10,000 • SVB clients represented 69% of Q2 US VC-backed IPOs Pre- 5,000 VC-Backed Source: 2Q 2019 Pitchbook-NVCA Venture Monitor 0 and Pitchbook 2Q 2019 US PE Breakdown 2015 2016 2017 2018 6/30/19 Strong client funnel and acquisition, although competition remains intense Q2 2019 Corporate Overview and Financial Results 9

Strong balance sheet growth driving NII with NIM headwinds (1 of 2) INTEREST-EARNING ASSETS $29.4 Strong loan growth although mix and Billions $28.4 $25.6 competition compressing loan yields 5.63% 5.65% $21.2 5.3% Overall Loan Yield • $0.9B growth in capital call lending (now 50% 4.85% 5.10% of loan portfolio vs. soft limit of 55%) and 4.77% 5.01% 4.22% Loan Yield $132M of growth from our Private Bank lending Loans, net of fees net of and interest • Competition driving lower pricing on capital call unearned recoveries income lines, reducing gross loan yield by 9 bps 2017 2018 Q1 2019 Q2 2019 Fixed income yields slightly lower in Q2, with $27.6 $28.5 expectation for flat to slightly increasing $25.5 $26.6 Fixed Income yields for remainder of 2019 2.58% 2.57% Yield 2.36% Fixed • Q2 new purchases of $2.6 billion at 2.79% vs. Income 1.88% Securities cash-flow maturity yields of 2.25% • New purchase yield assumptions for the rest of Cash & 2019 declined by approximately 40 bps Equiv. 2017 2018 Q1 2019 Q2 2019 Strong asset generation, funded by robust client liquidity, but market rates and competition impact asset yields Q2 2019 Corporate Overview and Financial Results 10

Strong balance sheet growth driving NII with NIM headwinds (2 of 2) TOTAL FUNDING SOURCES Strong deposit growth but higher mix of Billions interest-bearing deposits drove increase Total in cost of deposits Cost of $57.9 Deposits $55.0 • Majority of deposit growth driven by new $53.3 0.36% and deepening relationships with Tech $46.8 and Life Science clients Non-interest- Bearing • Expect limited growth in average non- Deposits 0.23% interest bearing balances for rest of 2019 and potential impact from PE fund distributions in Q3/Q4 • Total cost of deposits remains low at 36 Interest-bearing Deposits 0.06% bps Borrowings Other 0.02% • Flexibility to adjust deposit rates down in 2017 2018 Q1 2019 Q2 2019 a lower rate environment Net interest income outlook* lowered to low teens and net interest margin outlook to 3.60%-3.70% as deposit mix and lower market rates not fully offset by stronger balance sheet growth * Outlook as of 7/25/19 and does not reflect change in Fed Funds rate on 7/31/19 Q2 2019 Corporate Overview and Financial Results 11

Proactively managing the impact of a declining rate environment MODEL SENSITIVITY EXPECTED OUTCOME Static Balance Sheet Assumption Forecasted Scenario Differences • Expectation of stable re- $63M investment rates on $40-$50M investment securities (annualized) • Managing cash balances lower than period-end (annualized) Decline in pre-tax net interest levels income from -25 bps parallel shift Decline in pre-tax net interest income • Expected performance from 25 bps Fed Funds rate decrease consistent with our 2019 outlook Our expectations STRATEGIES IMPLEMENTED TO MANAGE SENSITIVITY: Interest Rate Deposit Price Other Swaps Strategy Strategies • Converting variable • Adapting to declining • Extending maturity rate loans to fixed market rates (deposit on our investment beta) portfolio • $2.0B of notional outstandings as of • Expectation for • Loan floors July 19, 2019, with higher deposit beta ability to increase (50%-70%) With the two 25 bps Fed Funds rate decreases in July and September implied by the Forward Curve as of 7/23/19, we would expect 2019 NII growth to be in the low double digits and NIM to be between 3.50% and 3.60% For more information, please refer to our sensitivity analysis included in our most recently filed quarterly reports pursuant to applicable SEC requirements. These estimates are reported on a pre-tax basis and are based on a static balance sheet and assumptions as of June 30, 2019. Actual results may differ. Simulations used to analyze interest-rate sensitivity may differ from actual results due to, among other things, differences in timing, frequency, and magnitude of changes in market rates; impact of competition; fluctuating business conditions and impact of strategies taken by management to mitigate these risks. Q2 2019 Corporate Overview and Financial Results 12

Power of liquidity franchise provides engine for net interest income growth With excess Long-term Ample low-cost Funding strong held in cash financial client liquidity loan growth and investment targets: securities ROE and EPS growth • Strong deposit franchise and deep relationships provide low-cost client liquidity to support balance sheet growth • Proven flexibility to drive funding on and off balance sheet to meet short-term needs • New products to meet client needs and provide additional levers to optimize deposit mix • Long-term focus on ROE and EPS Q2 2019 Corporate Overview and Financial Results 13

Stable credit and improving risk profile Continued growth in and mix shift towards high-quality assets with historically low losses Non-performing loans/total-gross loans Net charge-offs/average total gross loans (annualized) Provision for credit losses $92M $88M $53M 0.51% 0.34% 0.33% 0.27% 0.22% 0.17% 2017 2018 2019 YTD PE/PB: 54% PE/PB: 60% PE/PB: 61% ES: 6% ES: 6% ES: 6% Private Equity/ Private Bank and Early Stage as % of Loans Q2 2019 Corporate Overview and Financial Results 14

Levers to drive profitable growth in a changing rate environment Expectations Strong Capital Leveraging Deposit for Continued and Liquidity Investments in Pricing Strong Growth Position Scalability • Continued investment Use of products and Continued capital Investments in in geographic pricing to reprice and accretion provides people and expansion shift excess deposits optionality to invest systems to on or off balance sheet or return capital to enable continued • Enhancement of digital over time investors growth at lower experience to drive cost client acquisition and deepen relationships • Diversification of business (SVB Leerink) We believe we can continue to deliver strong profitability, improve operating efficiency and drive investment in our business in a lower rate environment Q2 2019 Corporate Overview and Financial Results 15

Continued execution on our strategy through investment in growth and operating leverage KEY INVESTMENTS Transformation of business processes New opportunities for and implementation of revenue growth scalable solutions • Expanding product offerings • Enhance client experience • Improving product penetration • Improve employee enablement • Extending platform globally • Enhance risk management • Expanding Private Bank and • Optimizing cost efficiencies Wealth Advisory • Improving long-term growth efficiency Q2 2019 Corporate Overview and Financial Results 16

Q2 summary: continued strong performance, positive outlook and long-term growth • Strong performance driven by healthy markets and effective execution • Exceptional client liquidity provides the foundation for continued long- term growth • Proactive balance sheet management to adapt to changing rates • Stable credit with disciplined credit risk management • Continued investment in revenue growth and operating leverage will Average Deposit drive long-termGrowth growth % Outlook* Changes Prior (April 2019) New (July 2019) Average Deposit Improve Employee Enhance Risk High single digits Low double digits Growth % Enablement Management Enhance Client Improve Employee Enhance Risk Net Interest Income Mid-teens Low teens ExperienceGrowth% Enablement Management Enhance Client Improve Employee Enhance Risk Net Interest Margin 3.70% - 3.80% 3.60% - 3.70% Experience Enablement Management * Outlook as of 7/25/19 and does not reflect change in Fed Funds rate on 7/31/19 Q2 2019 Corporate Overview and Financial Results 17

About SVB Q2 2019 Corporate Overview and Financial Results 18

SVB: A unique financial services company Over 35 years of focus on innovation companies, investors and influencers Robust client funds franchise $61B assets Strong market position Diversified revenue streams $29B loans Global presence $143B total client funds Average balances for Q2'19 Q2 2019 Corporate Overview and Financial Results 19

# We serve the global Innovation Economy

## Technology + Life Science & Healthcare

**Accelerator (Early Stage)**
Revenue
<$5M

**Growth**
Revenue
$5M-$75M

**Corp Fin**
Revenue
>$75M

**Investors**
Private Equity
Venture Capital

**Individuals**
Influencers:
Entrepreneurs,
Investors, Executives

svb Q2 2019 Corporate Overview and Financial Results 20

Serving innovative companies and the investors and individuals behind them Silicon Valley SVB Private SVB Capital Bank Private venture Bank/Wealth SVB Leerink Global commercial investing Advisory Investment banking banking expertise, oversight Private banking and services focused on for innovators, and fund management investment strategies for healthcare and life enterprises influencers in the science companies and investors innovation ecosystem Q2 2019 Corporate Overview and Financial Results 21

A strong, seasoned management team • Average tenure of 13 years at SVB • Diverse experience and skill sets to help direct our growth Dan Beck Greg Becker Marc Cadieux CHIEF FINANCIAL OFFICER PRESIDENT AND CEO CHIEF CREDIT OFFICER 2 years at SVB SVB FINANCIAL GROUP 27 years at SVB 26 years at SVB John China Phil Cox Mike Descheneaux PRESIDENT OF SVB CAPITAL* CHIEF OPERATIONS OFFICER PRESIDENT 23 years at SVB 10 years at SVB SILICON VALLEY BANK 13 years at SVB Michelle Draper Chris Edmonds-Waters Laura Izurieta CHIEF MARKETING OFFICER CHIEF HUMAN RESOURCES CHIEF RISK OFFICER 6 years at SVB OFFICER 3 years at SVB 15 years at SVB Michael Zuckert GENERAL COUNSEL 5 years at SVB * Effective May 1, 2019 Q2 2019 Corporate Overview and Financial Results 22

Overview of Results Q2 2019 Corporate Overview and Financial Results 23

Key performance indicators Average Loans, Average Total Client Funds Net Interest Margin net of unearned income $139.8 $123.2 $28.9 $51.3 3.74% $25.6 3.57% $94.2 $48.1 $21.2 s n s $18.3 $75.5 $82.2 o n i $42.7 l o $14.8 $88.5 l i $38.8 3.05% i l l $36.3 $75.1 B i B $ $51.5 2.72% $ $39.2 $43.4 2.57% 5 6 7 8 9 5 6 7 8 9 7 1 1 1 1 /1 1 1 1 1 /1 15 16 1 18 19 20 20 20 20 0 20 0 20 0 0 0 0 0 0 / /3 2 2 /3 2 2 2 2 30 6 6 6/ TD TD D Y Y YT Avg. Deposits Avg. Client Investment Funds Net Interest Income Core Fee Income Noninterest Expense $1,894 $516 $1,188 $439 $1,011 s s s $379 $860 n n $1,420 n $780 o o o $316 $127 $749 i i i l l l l l l $265 i i i $122 $1,151 $312 M M M $627 $ $ $1,006 $1,042 $ 5 6 17 8 9 5 6 17 8 9 5 6 17 8 9 01 01 0 01 /1 01 01 0 01 /1 01 01 0 01 /1 2 2 2 2 30 2 2 2 2 30 2 2 2 2 30 6/ 6/ 6/ D D D YT YT YT Investment Banking & Commissions (SVB Leerink) SVB Leerink Expenses Core Fee Income, excluding SVB Leerink SVB Expenses, excluding SVB Leerink *SVB Leerink includes total revenue of $135.8M consisting of interest income, noninterest income from investment banking and commissions and investment security gains from SVB Leerink Capital business. SVB Leerink pre-tax income, net of NCI, of $13.3M was recognized through June 30, 2019. Q2 2019 Corporate Overview and Financial Results 24

# Quarterly highlights

| | Q2'18 | Q3'18 | Q4'18 | Q1'19 | Q2'19 |
|---|---|---|---|---|---|
| Diluted earnings per share | $4.42 | $5.10 | $4.96 | $5.44 | $6.08 |
| Net income available to common stockholders | $237.8M | $274.8M | $266.3M | $288.7M | $318.0M |
| Average assets | $54.4B | $56.5B | $57.6B | $57.5B | $60.7B |
| *Change* | *3.8%* | *3.9%* | *1.9%* | *(0.2)%* | *5.5%* |
| Average loans | $24.9B | $26.3B | $27.5B | $28.4B | $29.4B |
| *Change* | *4.4%* | *5.9%* | *4.4%* | *3.3%* | *3.6%* |
| Average deposits | $48.0B | $49.1B | $49.1B | $49.7B | $53.0B |
| *Change* | *4.0%* | *2.3%* | *—%* | *1.3%* | *6.5%* |
| Average off-balance sheet client investment funds | $71.3B | $79.6B | $85.0B | $87.4B | $89.7B |
| *Change* | *10.8%* | *11.6%* | *6.9%* | *2.8%* | *2.6%* |
| Average fixed income securities | $25.2B | $25.5B | $24.5B | $22.1B | $23.1B |
| Net interest margin | 3.59% | 3.62% | 3.69% | 3.81% | 3.68% |
| Net interest income | $466.4M | $493.2M | $514.5M | $512.9M | $529.4M |
| GAAP non-interest income | $192.7M | $210.1M | $186.7M | $280.4M | $333.8M |
| Non-GAAP non-interest income, net of non-controlling interests[1] | $183.2M | $203.4M | $177.9M | $277.1M | $315.0M |
| Non-interest expense | $305.7M | $309.4M | $307.6M | $365.7M | $383.5M |
| Net charge-offs / Average total gross loans (annualized) | 0.22% | 0.30% | 0.20% | 0.11% | 0.23% |
| Effective tax rate[2] | 24.53% | 25.75% | 28.28% | 27.12% | 27.25% |
| Return on average SVBFG stockholders' equity (annualized) | 20.82% | 22.46% | 20.61% | 22.16% | 23.29% |
| Return on average assets (annualized) | 1.75% | 1.93% | 1.83% | 2.04% | 2.10% |

1) Please see non-GAAP reconciliations at end of this presentation for more information.
2) Our effective tax rate is calculated by dividing income tax expense by the sum of income before income tax expense and net income attributable to noncontrolling interests.

svb Q2 2019 Corporate Overview and Financial Results 25

# Annual highlights

| | 2015 | 2016 | 2017 | 2018 | YTD 6/30/19 |
|---|---|---|---|---|---|
| **Diluted earnings per share** | $6.62 | $7.31 | $9.20 | $18.11 | $11.51 |
| **Net income available to common stockholders** | $343.9M | $382.7M | $490.5M | $973.8M | $606.7M |
| **Average assets** | $40.8B | $44.0B | $48.4B | $55.2B | $59.1B |
| *Change* | *23.9%* | *7.7%* | *10.0%* | *14.2%* | *7.1%* |
| **Average loans** | $14.8B | $18.3B | $21.2B | $25.6B | $28.9B |
| *Change* | *28.3%* | *23.8%* | *15.7%* | *21.1%* | *12.9%* |
| **Average deposits** | $36.3B | $38.8B | $42.7B | $48.1B | $51.3B |
| *Change* | *28.2%* | *6.8%* | *10.3%* | *12.5%* | *6.7%* |
| **Average off-balance sheet client investment funds** | $39.2B | $43.4B | $51.5B | $75.1B | $88.5B |
| *Change* | *30.6%* | *10.5%* | *18.8%* | *45.7%* | *17.8%* |
| **Average fixed-income securities** | $22.3B | $21.5B | $22.4B | $24.8B | $22.6B |
| **Net interest margin** | 2.57% | 2.72% | 3.05% | 3.57% | 3.74% |
| **Net interest income** | $1,006.4M | $1,150.5M | $1,420.4M | $1,894.0M | $1,042.3M |
| **GAAP non-interest income** | $472.8M | $456.6M | $557.2M | $745.0M | $614.1M |
| **Non-GAAP non-interest income, net of non-controlling interests[1]** | $441.1M | $448.5M | $527.8M | $707.0M | $592.1M |
| **Non-interest expense** | $780.0M | $859.8M | $1,010.7M | $1,188.2M | $749.2M |
| **GAAP operating efficiency ratio** | 53.50% | 51.11% | 45.02% | 45.02% | 45.23% |
| **Net charge-offs / Average total gross loans** | 0.30% | 0.46% | 0.27% | 0.22% | 0.17% |
| **Effective tax rate[2]** | 39.95% | 39.55% | 42.02% | 26.52% | 27.19% |
| **Return on average SVBFG stockholders' equity** | 11.18% | 10.90% | 12.38% | 20.57% | 22.74% |
| **Return on average assets** | 0.84% | 0.87% | 1.01% | 1.76% | 2.07% |

1) Please see non-GAAP reconciliations at end of this presentation for more information
2) Our effective tax rate is calculated by dividing income tax expense by the sum of income before income tax expense and net income attributable to noncontrolling interests. Included in 2017 is $37.6M of additional income tax expense due to the revaluation of deferred tax assets and investments in low income housing tax credit funds following tax reform.

svb Q2 2019 Corporate Overview and Financial Results 26

Q2 2019 Term Financial Targets 2019 Outlook andLong- Corporate andFinancial Results Overview 27 SVB 2014 4:3

# 2019 full-year outlook[1]

| Business Driver | 2019 Full Year Outlook vs. 2018 Full Year Results (7/25/19) | Change from 4/25/19 |
|---|---|---|
| **Average loans** | Increase at a percentage rate in the mid teens | No change |
| **Average deposits** | Increase at a percentage rate in the low double digits | **Outlook increased** to low double digits from previous outlook of high single digits |
| **Net interest income** | Increase at a percentage rate in the low teens | **Outlook decreased** to low teens from previous outlook of mid teens |
| **Net interest margin** | Between 3.60% and 3.70% | **Outlook decreased** to between 3.60% and 3.70% from previous outlook of between 3.70% and 3.80% |
| **Allowance for loan losses for total gross performing loans as a % of total gross performing loans** | Comparable to 2018 levels | No change |
| **Net loan charge-offs** | Between 0.20% and 0.40% of avg. total gross loans | No change |
| **Non-performing loans/total gross loans** | Between 0.30% and 0.50% of total gross loans | No change |
| **Core fee income[2]** | Increase at a percentage rate in the low twenties | No change |
| **Non-interest expense (excluding expenses related to non-controlling interests)[2]** | Increase at a percentage rate in the low teens | No change |
| **Effective Tax Rate** | Between 26.0% and 28.0% | No change |
| **Current full year 2019 outlook compared to 2018 results, including expected results of SVB Leerink reflective of the completed acquisition on January 4, 2019** | | |
| **Core fee income with investment banking activities[2,3]** | Increase at a percentage rate in the low seventies | No change |
| **Non-interest expense with investment banking activities[2,3]** | Increase at a percentage rate in the mid thirties | No change |

1) As of 7/25/2019; compared to full-year 2018 results; assumes no rate changes and non-inclusive of rate decrease announced by the Fed on 7/31/19; please see our most recent earnings release for complete information on management's assumptions and forecasts regarding this outlook.
2) Non-GAAP measure.
3) Current full year outlook for 2019 compared to full-year 2018 results, including expected results of SVB Leerink reflective of the completed acquisition on January 4, 2019.

svb Q2 2019 Corporate Overview and Financial Results 28

Focus Area: Ongoing investments in growth and efficiency 1 of 1 Investing to improve operating leverage and support our growth through systems, tools, processes, analytics and people Improve Drive Scalable Enhance Client Enhance Risk Drive Revenue Employee Long-term Experience Management Growth Enablement Growth Engage with Help employees Support timely, Optimize cost Expand product clients in more optimize their resolution of efficiencies offerings to meaningful ways performance issues address evolving Improve long- client needs Streamline and Minimize time Enhance data term growth speed key spent on non- quality and efficiency Improve product processes value add governance penetration activities frameworks Extend platform to Germany and Canada Target Outcomes Expand Private ◦ Expanded product offerings with new opportunities for revenue growth Bank and Wealth ◦ Improved future operating leverage through transformation of key business Advisory processes and implementation of scalable solutions ◦ 2020 expense growth rate target: high single digits Q2 2019 Corporate Overview and Financial Results 29

Focus Area: Leveraging client liquidity 1 of 3 SVB's deposit franchise is a competitive advantage • Client operating accounts make up the majority of our deposits (noninterest bearing deposits 71% of period-end total deposits) • Deposit costs rising but remain meaningfully lower than peer costs • Low loan-to-deposit ratio of 55.5% SVB Cost of Total Deposits vs. Peers* 2.0% 1.63 1.5% 1.19 1.53 1.07 1.11 1.0% 1.14 0.73 0.81 0.81 1.02 1.05 0.58 0.61 0.65 0.66 0.49 0.49 0.53 0.75 0.5% 0.36 0.38 0.41 0.45 0.70 0.66 0.55 0.51 0.60 0.56 0.42 0.39 0.39 0.42 0.46 0.23 0.34 0.0% F * * * * C C S Y Y A B B R H N N -0.5% Q * * * * E F R B B S R S V N A P O M F S I B B C F K I A B B B C W W M K T S C R Z C S H E U T Y O M N N B Q1'19 Q2'19 Increase (Decrease) * “Peers” refers to peer group as reported in our proxy statement and are subject to change on an annual basis. Peer data is based on the most recently available Q2'19 and Q1'19 cost of total deposits as reported by S&P Global Market Intelligence. ** Where Q2'19 data was not available as of July 29, 2019, Q1'19 compared to Q4'18 cost of total deposits was reported. Q2 2019 Corporate Overview and Financial Results 30

Focus Area: Leveraging client liquidity 2 of 3 • Market demands and competition driving higher deposit costs • Strategic deposit initiatives driving on-balance sheet deposit growth • Interest-bearing deposit costs increased 29 bps in Q2'19, driven by deposit growth initiatives, representing $19 million in additional interest expense • Full year average deposit costs expected between 30 and 40 bps, subject to market demand for our interest-bearing products Average Total Client Funds Interest-Bearing Deposit Cost and Spread on Client Investment Funds $175 $143 1.4% 1.27% $150 $129 $134 $137$136 $119 $90 $125 $85 $87 1.2% s $80 0.98% n $71 1.0% o $100 i l l i $75 0.8% B $50 0.6% 0.48% $40 $41 $40 $38 $38 0.38% $25 0.4% 0.31% $0 $8 $8 $9 $11 $15 0.2% 0.21% Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 0.0% 0.17% 0.18% 0.19% 0.20% Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Average interest-bearing deposits Cost of interest-bearing deposits Average noninterest-bearing deposits Spread on client investment fees Average off-balance sheet client funds Q2 2019 Corporate Overview and Financial Results 31

# Focus Area: Leveraging client liquidity

3 of 3

## Liquidity strategy for 2019

- Fund loan growth
- Capture higher investment portfolio yields through reinvestment of portfolio cash flows and new investments
- Anticipated investment portfolio purchases of $1.5B - $2.0B per quarter
- Purchase yields estimated at 2.30% - 2.40%, with roll-off yields of 2.00% - 2.10% (assuming rates as of July 25, 2019)



Investment Portfolio Activity (Cash-Flows, Sales and Purchases)
Billions
$1.3
$2.2
$0.0
Q2'18
$1.3
$0.8
$0.0
Q3'18
$1.3
$0.0
$0.5
Q4'18*
$0.5
$0.2
$1.2
Q1'19*
$0.7
$2.6
$1.0
Q2'19*
Portfolio cash-flows
Portfolio purchases
Portfolio sales

***We are refining our approach over time to balance client liquidity needs and market demand with anticipated returns on short- and medium-term investments.***

* During Q4'18 and Q1'19 the majority of portfolio cash flows and sales of securities were used to fund loan growth and repay short-term borrowings. In Q1'19 portfolio sales were primarily U.S. Treasury securities and in Q2'19 portfolio sales were primarily agency notes.

svb Q2 2019 Corporate Overview and Financial Results 32

# Focus Area: Reducing interest rate sensitivity

1 of 1

## What we're doing

- **Adding "Receive Fixed" interest rate swaps to convert variable-rate loans to fixed**
- **Adapting to declining market rates (deposit beta)**
- **Gradually extending maturity in our investment securities portfolio**
- **Implementing loan rate floors to preserve income when rates fall**



-100 bps Interest Rate Shock (NII Sensitivity)*
NII sensitivity decreased in Q2'19 due to higher deposit beta assumptions
12-18 month rate sensitivity target: <10% with -100 bps shock
% Change from Base
-8%
-10%
-12%
-14%
-16%
-18%
-15.7%
-14.0%
-13.7%
-12.9%
-13.3%
-14.4%
-12.4%
12/31/17
3/31/18
6/30/18
9/30/18
12/31/18
3/31/19
6/30/19

* These sensitivity estimates are reported on a pre-tax basis and are based on a static balance sheet and assumptions as of each period presented. For June 30, 2019 beta assumptions were increased from 35 percent to 60 percent, reflective of our higher realized beta on deposit rates paid to our clients. Actual results may differ. Simulations used to analyze interest-rate sensitivity may differ from actual results due to, among other things, differences in timing, frequency, and magnitude of changes in market rates; impact of competition; fluctuating business conditions and impact of strategies taken by management to mitigate these risks.

svb Q2 2019 Corporate Overview and Financial Results 33

# Long-term financial objectives[1,2]

## *Strong, sustainable, smart growth*

**ROE**
- ~15% in *low rate* environment
- ~20% in a *normalized rate* environment

**Core EPS[3]**
- ~10% growth in a *flat rate* environment
- ~20% growth in a *rising rate* environment

## *Investments in growth & improved operating leverage*

*Normalized Rates*
Mid-40% Core Efficiency Ratio[3]

*Low Rates*
Mid-50% Core Efficiency Ratio

## *Asset Sensitivity*

<10% in down 100 bps scenario
>10% in up 100 bps scenario

## *Strong Capital & Liquidity*

Bank Tier 1 Leverage ratio ~7-8%

Loan-to-Deposit ratio <70%

1) Excludes impact of SVB Leerink revenue and expense
2) Normalized rate environment represents Fed Funds rate above 2.5%, low rate environment represents Fed Funds at or below 2.5%
3) Non-GAAP measure

svb Q2 2019 Corporate Overview and Financial Results 34

Financial Performance (Balance Sheet) Q2 2019 Corporate Overview and Financial Results 35

A high quality balance sheet At 6/30/2019 Non-marketable securities2 (VC & LIHTC Investments) Borrowings $1.1, 2% $0.7, 1% Other $1.8 3% Fixed income Interest- securities bearing (AFS) $7.9 deposits 12% $16.3 Net loans $28.91 28% Non-interest- 45% Fixed income bearing deposits Held-to- securities 2 $39.3 maturity(HTM) $14.9 68% securities 23% 18% $7.8B Cash $9.0 14% Other $2.0, 4% Period-end assets: $63.8B Period-end liabilities: $58.1B 1) Net loans represents gross loans net of the allowance for loan losses and unearned interest income. Gross loans at 6/30/2019 were $29.4B 2) Non-marketable securities net of non-controlling interests were $931 million. Please see non-GAAP reconciliations at end of this presentation for more information. Q2 2019 Corporate Overview and Financial Results 36

Robust balance sheet growth Non-interest-bearing deposits Strong growth in loans and securities 71% of total deposits Period-End Assets Period-End Liabilities $70 $60 $58.1 $63.8 $51.7 $60 $56.9 $50 $46.9 $51.2 $41.4 $50 $40.9 $44.7 $44.7 $40 s s n n $40 o o i i l l $30 l l i i B B $30 $20 $20 $10 $10 $0 $0 2015 2016 2017 2018 6/30/19 2015 2016 2017 2018 6/30/19 Cash and cash equivalents Non-interest-bearing deposits Available-for-sale securities Interest-bearing deposits Held-to-maturity securities Borrowings Non-marketable securities (primarily VC & LIHTC investments) Other liabilities Net loans Other assets Q2 2019 Corporate Overview and Financial Results 37 As of 6/30/2019

Total Client Funds Contributions by Niche at 6/30/19 1 1 Off-Balance Sheet Client Investment Funds Deposits Technology 14% Life Science Early-Stage Early-Stage & Healthcare EaLiferly- SSciencetage Life Technology Life Science 3% & HealthcareScience Early-Stage Life 31% & HealthcareScience 21% 9% 2 International 23% Private Bank Early-Stage Early-Stage Life Science & Technology 2% Technology 20% Healthcare 27% Other 13% 2% International 2 U.S. PE/VC 3% U.S. PE/VC 11% 20% Private Bank 1% 1. Deposit and off-balance sheet client investment funds balances by portfolio is a management view of client niches. 2. International balances is a management view of client niches and does not tie to regulatory definitions for foreign exposure. International balances include clients across all client niches and life-stages, with International PE/VC representing 9% of total deposits and 2% of off-balance sheet client investment funds. Q2 2019 Corporate Overview and Financial Results 38

Q2'19: A high-quality investment portfolio • Liquid, primarily fixed-income portfolio, with a duration of 3.5 years • U.S. Treasuries make up 21% of investment portfolio • Available lines of credit in place to provide short-term liquidity Available-for-Sale Securities Held-to-Maturity Securities (Period-End) (Period-End) $20 $20 $16.4 $15.5 $14.9 $15 $15 $12.6 $12.7 s $11.1 s n n o o i i l $10 l $10 $8.8 $8.4 l l i $7.8 $7.9 i B B $5 $5 $0 $0 2015 2016 2017 2018 6/30/19 2015 2016 2017 2018 6/30/19 U.S. Treasury securities Agency-issued residential mortgage-backed securities U.S. agency debentures Municipal bonds and notes Agency-issued collateralized residential mortgage-backed securities – fixed rate Agency-issued commercial mortgage-backed securities Agency-issued collateralized residential mortgage-backed securities – variable rate Q2 2019 Corporate Overview and Financial Results 39

Q2'19: average loans grew 3.6% Growth driven primarily by Private Equity and Private Bank $30 $28.9 $29.2 $28.3 $27.5 $26.0 $25 s n o i l l $29.4 i $28.4 B $27.5 $26.3 $20 $24.9 $15 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Average loans Period-end loans Q2 2019 Corporate Overview and Financial Results 40

Q2'19: A diversified loan portfolio Gross Loans: $29.4 billion1,2 Technology and Life Science/Healthcare Only $9.8 billion (34% of Gross Loans) Other Private Bank $0.6 $3.3 2% Early Stage Investor-dependent 1 11% $1.7 (6%) Revenue: $0-$5M Premium Wine Non-Early Stage Investor-dependent 2 $1.0 $1.7 (5%) Revenue >$5M 3% Software/ Internet $6.0, 21% Balance-sheet Balance Sheet dependent $2.2 (8%) covered by current Hardware assets; $0.9B $1.3, 5% is asset-based lending Life Science/ Healthcare Sponsored Buyout Cash flow dependent 1 $2.5, 8% $1.9 (7%) Private Equity/ Venture Capital3 $14.7 Other Cash flow dependent 2 50% $2.3 (8%) Cash flow and hybrid 1) As of 6/30/2019; gross loans do not include deferred fees and costs. 2) Private Bank includes loans designated as Consumer Loans (including real estate secured loans) in our earnings releases and our Form 10-K and 10-Q reports. 3) Primarily capital call lines of credit Q2 2019 Corporate Overview and Financial Results 41

Our loan portfolio has evolved over time • Private Equity has driven the majority of recent growth • Our Private Equity portfolio has historically been characterized by lower yields, relative to the rest of our portfolio, and exceptional credit quality Loans, net of unearned income $29.2 $30 $28.3 12% o i 11% l o $1.3 f 10% $1.2 t $2.4 r $25 $23.1 $2.4 10% o 9% 9% p $3.3 n 8% 8% $19.9 $1.2 $3.0 a o $20 $1.8 8% l f o s $1.2 $16.7 $2.6 $6.2 $6.0 n $1.9 % o i $14.4 s l $15 $1.1 6% l $2.2 a i $1.7 $6.2 6% 6% s B $1.1 $10.9 $1.3 $1.8 n a $8.9 $1.3 $5.6 o $10 4% l $7.0 $5.4 e $5.0 $14.1 $14.7 g $5.5 a $4.5 t $10.0 s $5 $4.1 2% - $7.7 y $3.3 l $2.5 $4.6 $5.5 r $1.4 $1.8 $2.4 a $1.7 E $0 $0.9 $1.0 $1.1 0% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 6/30/19 Private equity/venture capital Hardware Software/internet Premium wine Private Bank Other Life science/healthcare Early-stage loans as % of loan portfolio Q2 2019 Corporate Overview and Financial Results 42

Loans >$20M are primarily Private Equity capital call lines, which have a history of exceptional credit quality Capital call lines have maturities of <1 year and are secured by contractual capital commitments and the invested assets of the fund borrowers Gross loans to any single client equal to or greater than $20 million $14.5 $$14.814.8 $15 $14.6 $10.5 $2.3 $2.1 $10 $8.9 s n o i $2.2 l $6.8 l i $6.2 B $1.9 $4.2 $10.1 $10.5 $5 $4.3 $1.9 $3.1$3.2 $1.9 $6.8 $$2.22.1 $1.6 $5.3 $1.0 $1.3 $1.1 $3.1 $3.6 $1.0 $1.5 $0 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 6/30/19 Private equity/venture capital Private Bank Software/internet Premium wine Life science/healthcare Other Hardware Q2 2019 Corporate Overview and Financial Results 43

Private Equity capital call lines: High growth, diversification, low credit risk • High-quality, strong underwriting • Strong secondary markets PE/VC Fund Commitments by Investment Style and Industry* Investment Style Industry PE - Real Estate PE - Other Other 6% PE - Fund of Funds Energy 8% 3% Technology PE - Debt 18% Infrastructure 7% Natural Resources 35% FinTech 4% 9% 15% Life Sciences VC Funds 9% Real Estate 26% 11% 14% 20% 11% PE - Growth Consumer PE - Buyout Industrial Debt * PE/VC portfolio by investment style and industry is based on fund commitments as of 6/30/2019 Q2 2019 Corporate Overview and Financial Results 44

Q2'19: Credit quality remained stable • Provision for credit losses of $23.9M (vs. 28.6M in Q1) • Allowance for loan losses/total gross loans: 1.03% (vs. 1.03% in Q1) • Non-performing loans decreased following full repayment of our two largest non-performing loans $135.8M $150 $125.3M $115.3M 1.0% s $96.1M $96.8M n $100 o i l 0.5% l i $50 M 0.48% 0.47% 0.42% 0.34% 0.33% $0 0.0% Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Non-performing loans/total gross loans Total non-performing loans $20.0M $20 $16.6M 0.3% $13.5M 0.30% $13.9M s $15 n 0.2% o 0.23% i 0.22% l $10 0.20% $7.6M l i M 0.1% $5 0.11% $0 0.0% Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Net charge-offs/average total gross loans (annualized) Net charge-offs Q2 2019 Corporate Overview and Financial Results 45

History of high credit quality and resilience through market cycles 4% 3.32% 3% 2.64% 2% 1.07% 1% 1.15% 0.33% 0% 0.23% -1% 0 1 2 3 4 5 6 7 8 9 0 1 2 3 4 5 6 7 8 9 0 0 0 0 0 0 0 0 0 0 1 01 01 01 1 01 1 01 1 /1 20 20 20 20 20 20 20 20 20 20 20 2 2 2 20 2 20 2 20 30 6/ 2000 2007 2018 Loan 48% Technology 47% Technology 26% Technology Portfolio 30% Early-Stage 14% Early-Stage 6% Early-Stage Statistics % of total loans % of total loans % of total loans Nonperforming loans as a % of total gross loans Net charge-offs as a % of average total gross loans Q2 2019 Corporate Overview and Financial Results 46

Expanding international business activity Average Loans $5 Location Description Year $3.7 $4 opened s n $2.8 o i l $3 l i B $1.9 U.K. Full service branch 2012 $2 $1.5 $1 2016 2017 2018 YTD'19 Business development and Israel representative office 2008 Average Total Client Funds Business development office (Beijing) 2005 $16 $13.6 Off-balance $14 $12.8 sheet client $12 $2.6 China $2.4 funds SPD Silicon Valley Bank s $10 $9.1 n $11.0 o $7.7 $10.4 i (joint venture, offices in 2012 l $8 l $1.4 i B $1.1 $7.7 $6 $6.6 Shanghai, Beijing, Shenzhen) $4 $2 Deposits $0 Hong 2016 2017 2018 YTD'19 Representative office 2013 Core Fee Income Kong $75 Germany Branch (lending) 2018 $60 $54.0 s n o i l $45 l i $33.8 Canada Branch (lending) 2019 M $28.6 $29.9 $30 $15 2016 2017 2018 YTD'19 This slide reflects balances for international operations in U.K., Europe, Israel and Asia; Canada balances are reflected in our U.S. Technology Banking segmentation. The above is a management segment view and does not tie to regulatory definitions of foreign exposure Q2 2019 Corporate Overview and Financial Results 47 international deposits*

Financial Performance (Income Statement) Q2 2019 Corporate Overview and Financial Results 48

Q2'19: Net interest income increased 3.2% Higher average loans and yields were offset by higher deposit costs $600 6% $532.3 $500 $400 3.68% s n o i l $300 3% l i M 2.50% $200 $100 $0 0% Q2'09 Q2'10 Q2'11 Q2'12 Q2'13 Q2'14 Q2'15 Q2'16 Q2'17 Q2'18 Q2'19 Net interest income* Net interest margin Federal Funds target rate * Net interest income is presented on a fully taxable equivalent basis to consistently reflect income from taxable loans and securities and tax-exempt securities based on the federal statutory tax rate (35 percent for periods prior to 2018 and 21 percent after 12/31/17) Q2 2019 Corporate Overview and Financial Results 49

Strong funding and exit markets driving recent strong investment securities and warrant gains1 $150 $100 $49.9 $80 $100 $57.3 $54.7 s $29.1 n s $60 o i n l o l $35.4 i i l l M $43.4 i $25.6 $50 M $40 $89.1 $25.6 $71.0 $69.7 $26.4 $54.6 $48.3 $37.9 $20 $34.1 $1.8 $0 $19.1 $16.7 $21.3 15 16 017 18 /19 20 20 2 20 /30 $0 TD 6 Y Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Net gains on equity warrant assets Net gains on equity warrant assets Non-GAAP net gains on investm2ent securities Non-GAAP net gains on investment net of non-controlling interests securities net of non-con2trolling interests 1. The gains (or losses) resulting from changes in valuations (fair values) of investment securities within our nonmarketable and other equity securities portfolio and equity warrant assets are currently unrealized. The extent to which such gains (or losses) will become realized are subject to a variety of factors including, among other things, performance of the underlying portfolio companies, investor demand for IPOs, fluctuations in the underlying valuation of these companies, levels of M&A activity, and legal and contractual restrictions on our ability to sell the underlying securities. 2. Please see non-GAAP reconciliations at end of this presentation for more information. Q2 2019 Corporate Overview and Financial Results 50

Net warrant gains have more than offset early-stage charge-offs over time Aggregate warrant gains net of early-stage losses (2002 - YTD 6/30/19) $300 $250 $239M $200 $150 s n o i $89 l l $100 $71 $71 $70 i $55 M $37 $46 $38 $50 $22 $23 $19 $8 $3 $3 $11 $7 $0 $(3) $(1) $0 $(2) $(1) $(13) $(7) $(10) $(16) $(12) $(5) -$50 $(23) $(21) $(26)$(30) $(28) $(45) $(35) $(58) -$100 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18 19 0 0 0 0 0 0 0 0 0 20 20 20 0 20 0 20 0 0 2 2 2 2 2 2 2 2 2 2 2 2 D 2 YT Net gains on equity warrant assets Early-stage net charge-offs Cumulative net gains (warrants less early-stage NCOs) Q2 2019 Corporate Overview and Financial Results 51

Q2'19 core fee income grew 2.0% (excluding investment banking income) and is up 28% YoY Growth drivers: • Higher client investment fees from higher fund balances and rate increases • Fee growth from strong transaction volumes and client engagement across products • Includes investment banking revenue and commissions from 2019 Leerink acquisition $250 $218.1 $220.5 $63 $200 $64 $146.0 s $150 $131.7 $9 $11 n $123.1 o i $115.0 l l $106.4 $44 $46 i $102.7 M $84.6 $87.3 $100 $80.5 $82.6 $14 $11 $21 $22 $50 $27 $29 $38 $39 $0 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Foreign exchange fees Credit card fees Deposit service charges Lending related fees Client investment fees Letters of credit/Standby LOC Investment banking revenue and commissions Total core fee income* Q2 2019 Corporate Overview and Financial Results 52

A history of strong core fee income growth Broad based growth across core fee income products: • Client investment fee growth from higher fund balances and rate increases • F/X and credit card volume growth, partially offset by lower competitive spreads • Investment banking revenue and commissions from Leerink acquisition $600 $516 $500 $35 $439 $379 $400 $130 $127 s $316 n o $42 i l $300 $265 l i $76 M $90 $200 $94 $100 $56 $139 $77 $0 2015 2016 2017 2018 YTD 6/30/19 Foreign exchange fees Credit card fees Deposit service charges Lending related fees Client investment fees Letters of credit/Standby LOC Investment banking revenue and commissions Q2 2019 Corporate Overview and Financial Results 53

Investment in growth and operating leverage driving non-interest expense Revenue and growth investment initiatives: • Client experience • People (staffing, enablement, performance-based incentive compensation) • Infrastructure improvements (banking, risk & compliance) Compensation and Benefits Expense Other Noninterest Expenses 3,257 1 2,685 2,396 2,225 $727 2,004 $461 s $195 $606 s n $404 n o o i $121 $514 i l $184 $346 l l $474 $481 l i i $307 $120 M $150 $48 $138 $207 $131 M $105 $268 $ $97 $42 $55 $145 $40 $48 $79 $122 $120 $325 $143 $40 $40 $78 $277 $35 $72 $244 $52 $66 $214 $207 $159 $83 $95 $122 $78 2015 2016 2017 2018 YTD 6/30/19 2015 2016 2017 2018 YTD 6/30/19 Salaries/wages and other Incentive comp. plans employee comp. Professional svcs. Premises & equip. Other employee Avg. full-time equivalent Net occupancy Business dev. incentives/benefits employees 2 Other expenses 1. 2019 includes 231 full-time equivalent employees from SVB Leerink 2. Includes costs for FDIC and state assessments, correspondent bank fees, lending and other client-related processing, telephone, data processing and other expenses; please see our quarterly filings for more information. Q2 2019 Corporate Overview and Financial Results 54

Core operating efficiency ratio has trended down over time, driven by strong revenue growth $3.0 60.5% $2.6 56.9% 55.1% 60% $2.5 48.8% 53.5% 52.7% $2.0 45.2% $2.0 51.1% 45.0% $1.7 45.1% s $1.6 40% n $1.5 o i l $1.5 l i B $1.2 $1.0 $1.0 $0.9 $0.8 $0.7 20% $0.5 $0.0 0% 2015 2016 2017 2018 YTD 6/30/19 GAAP Total revenue GAAP Noninterest expense GAAP Operating efficiency ratio Core Operating efficiency ratio* * Please see non-GAAP reconciliations at end of this presentation for more information Q2 2019 Corporate Overview and Financial Results 55

Industry-leading ROE Increase in 2019 ROE primarily from strong balance sheet growth and market activity resulting in higher earnings 24% 22.74% 22% 20.57% 20% 18% 16% 14% 12.38% 12% 11.18% 10.90% 12.76% 12.57% 10% 8% 9.77% 8.17% 8.83% 6% 2015 2016 2017 2018 YTD 6/30/192 SVB ROE Peers1 1. “Peers” refers to peer group as reported in our proxy statements specific to the years reported and are subject to change on an annual basis. Peer ROE is the average of our peer group using data from S&P Global Market Intelligence. 2. Annualized Q2 2019 Corporate Overview and Financial Results 56

Capital Q2 2019 Corporate Overview and Financial Results 57

We are well capitalized - Holding Company $500M Share Repurchase Program authorized in November 2018 and completed on July 1, 2019 SVB Financial Group1 2015 2016 2017 2018 6/30/19 CET 1 risk-based capital 12.28% 12.80% 12.78% 13.41% 12.92% Tier 1 risk-based capital 12.83 13.26 12.97 13.58 13.08 Total risk-based capital 13.84 14.21 13.96 14.45 13.97 Tier 1 leverage 7.63 8.34 8.34 9.06 8.82 Tangible common equity to tangible assets2 7.16 8.15 8.16 8.99 8.43 Tangible common equity to risk-weighted assets2 12.34 12.89 12.77 13.28 13.13 1) All ratios, except TCE/TA and TCE/RWA, are as reported in our most recent bank holding company consolidated reports on Form FR Y-9C. TCE/TA and TCE/RWA ratios are as reported in our most recent quarterly earnings releases. 2) These are non-GAAP measures. Please see non-GAAP reconciliations at end of this presentation for more information. Q2 2019 Corporate Overview and Financial Results 58

We are well capitalized - Bank • Pressure on Tier 1 Leverage ratio from exceptional deposit and total asset growth in 2015 • Bank capital ratios reflect dividends of $297M from Bank to SVBFG during the first six months of 2019, $140M in 2018, $90M in 2017 and $40M in 2016 Silicon Valley Bank1 2015 2016 2017 2018 6/30/19 CET 1 risk-based capital 12.52% 12.65% 12.06% 12.41% 12.50% Tier 1 risk-based capital 12.52 12.65 12.06 12.41 12.50 Total risk-based capital 13.60 13.66 13.04 13.32 13.44 Tier 1 leverage 7.09 7.67 7.56 8.10 8.17 Tangible common equity to tangible assets2 6.95 7.77 7.47 8.13 7.91 Tangible common equity to risk-weighted assets2 12.59 12.75 11.98 12.28 12.72 1) All ratios, except TCE/TA and TCE/RWA, are as reported in our most recent bank holding company consolidated reports on Form FR Y-9C. TCE/TA and TCE/RWA ratios are as reported in our most recent quarterly earnings releases. 2) These are non-GAAP measures. Please see non-GAAP reconciliations at end of this presentation for more information. Q2 2019 Corporate Overview and Financial Results 59

Non-GAAP Reconciliations Q2 2019 Corporate Overviewand FinancialResults 60 SVB20144:3

## Non-GAAP reconciliation*

# Core fee income

| Non-GAAP core fee income (dollars in thousands) | Quarter ended Sep 30, 2016 | Dec 31, 2016 | Mar 31, 2017 | Jun 30, 2017 | Sep 30, 2017 | Dec 31, 2017 |
|---|---|---|---|---|---|---|
| GAAP noninterest income | $144,140 | $113,502 | $117,659 | $128,528 | $158,778 | $152,266 |
| Less: gains on investment securities, net | 23,178 | 9,976 | 15,970 | 17,630 | 15,238 | 15,765 |
| Less: net gains on equity warrant assets | 21,558 | 4,639 | 6,690 | 10,820 | 24,922 | 12,123 |
| Less: other noninterest income | 18,878 | 14,239 | 12,421 | 12,811 | 15,896 | 17,982 |
| Non-GAAP core fee income | $80,526 | $84,648 | $82,578 | $87,267 | $102,722 | $106,396 |

| Non-GAAP core fee income (dollars in thousands) | Quarter ended Mar 31, 2018 | Jun 30, 2018 | Sep 30, 2018 | Dec 31, 2018 | Mar 31, 2019 | Jun 30, 2019 |
|---|---|---|---|---|---|---|
| GAAP noninterest income | $155,518 | $192,689 | $210,070 | $186,707 | $280,376 | $333,750 |
| Less: gains on investment securities, net | 9,058 | 36,114 | 32,193 | 10,729 | 29,028 | 47,698 |
| Less: net gains on equity warrant assets | 19,191 | 19,061 | 34,141 | 16,749 | 21,305 | 48,347 |
| Less: other noninterest income | 12,259 | 14,390 | 12,022 | 13,187 | 11,897 | 17,245 |
| Non-GAAP core fee income including investment banking revenue and commissions | $115,010 | $123,124 | $131,714 | $146,042 | $218,146 | $220,460 |
| Less: investment banking revenue | — | — | — | — | 49,795 | 48,694 |
| Less: commissions | — | — | — | — | 14,108 | 14,429 |
| Non-GAAP core fee income | $115,010 | $123,124 | $131,714 | $146,042 | $154,243 | $157,337 |

| Non-GAAP core fee income (dollars in thousands) | Year ended December 31, 2015 | 2016 | 2017 | 2018 | YTD Jun 30, 2019 |
|---|---|---|---|---|---|
| GAAP noninterest income | $472,794 | $456,552 | $557,231 | $744,984 | $614,126 |
| Less: gains on investment securities, net | 89,445 | 51,740 | 64,603 | 88,094 | 76,726 |
| Less: net gains on equity warrant assets | 70,963 | 37,892 | 54,555 | 89,142 | 69,652 |
| Less: other noninterest income | 47,004 | 50,750 | 59,110 | 51,858 | 29,142 |
| Non-GAAP core fee income including investment banking revenue and commissions | $265,382 | $316,170 | $378,963 | $515,890 | $438,606 |
| Less: investment banking revenue | — | — | — | — | 98,489 |
| Less: commissions | — | — | — | — | 28,537 |
| Non-GAAP core fee income | $265,382 | $316,170 | $378,963 | $515,890 | $311,580 |

* See "Use of Non-GAAP Financial Measures" at the end of our most recent quarterly earnings release for further information regarding the calculation and limitations of this measure.

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Non-GAAP reconciliation* Non-marketable and other equity securities Non-GAAP non-marketable and other equity securities, net of non-controlling interests (dollars in thousands) Jun 30, 2019 GAAP non-marketable and other equity securities $1,079,749 Less: amounts attributable to non-controlling interests 148,270 Non-GAAP non-marketable and other equity securities, net of non-controlling interests $931,479 Composition of non-GAAP non-marketable and other equity securities, net of non-controlling interests (dollars in thousands) Jun 30, 2019 Non-marketable and other equity securities (fair value accounting): Consolidated venture capital and private equity fund investments $28,631 Unconsolidated venture capital and private equity fund investments 193,206 Investments without a readily determinable fair value 42,419 Other equity securities in public companies 37,156 Non-marketable securities (equity method accounting): Venture capital and private equity fund investments 105,056 Debt funds 7,168 China Joint Venture Investment 76,544 Other investments 47,253 Investments in qualified affordable housing projects, net 394,046 Total non-marketable and other equity securities $931,479 * See “Use of Non-GAAP Financial Measures” at the end of our most recent quarterly earnings release for further information regarding the calculation and limitations of this measure. Q2 2019 Corporate Overview and Financial Results 62

Non-GAAP reconciliation* Net gains on investment securities Quarter ended Non-GAAP net gains (losses) on investment securities Jun 30, Sep 30, Dec 31, Mar 31, Jun 30, (dollars in thousands) 2018 2018 2018 2019 2019 GAAP net gains on investment securities $36,114 $32,193 $10,729 $29,028 $47,698 Less: income attributable to noncontrolling interests, 9,672 6,641 8,965 3,436 18,598 including carried interest Non-GAAP net gains on investment securities, net of $26,442 $25,552 $1,764 $25,592 $29,100 noncontrolling interests Non-GAAP net gains (losses) on investment securities Year ended December 31, YTD (dollars in thousands) 2015 2016 2017 2018 Jun 30, 2019 GAAP net gains on investment securities $89,445 $51,740 $64,603 $88,094 $76,726 Less: income attributable to noncontrolling interests, 32,115 8,312 29,187 38,183 22,034 including carried interest Non-GAAP net gains on investment securities, net of $57,330 $43,428 $35,416 $49,911 $54,692 noncontrolling interests * See “Use of Non-GAAP Financial Measures” at the end of our most recent quarterly earnings release for further information regarding the calculation and limitations of this measure. Q2 2019 Corporate Overview and Financial Results 63

Non-GAAP reconciliation* Capital ratios Consolidated (SVBFG) TCE/TA and TCE/RWA Year ended December 31, Non-GAAP tangible common equity and tangible assets (dollars in thousands, except ratios) 2015 2016 2017 2018 Jun 30, 2019 GAAP SVBFG stockholders’ equity $3,198,134 $3,642,554 $4,179,795 $5,116,209 $5,554,043 Less: Intangible assets — — — — 192,981 Tangible common equity (TCE) $3,198,134 $3,642,554 $4,179,795 $5,116,209 $5,361,062 GAAP Total assets $44,686,703 $44,683,660 $51,214,467 $56,927,979 $63,773,739 Less: Intangible assets — — — — 192,981 Tangible assets (TA) $44,686,703 $44,683,660 $51,214,467 $56,927,979 $63,580,758 Risk-weighted assets (RWA) $25,919,594 $28,248,750 $32,736,959 $38,527,853 $40,843,334 Tangible common equity to tangible assets 7.16% 8.15% 8.16% 8.99% 8.43% Tangible common equity to risk-weighted assets 12.34% 12.89% 12.77% 13.28% 13.13% Bank only TCE/TA and TCE/RWA Year ended December 31, Non-GAAP tangible common equity and tangible assets (dollars in thousands, except ratios) 2015 2016 2017 2018 Jun 30, 2019 Tangible common equity (TCE) $3,059,045 $3,423,427 $3,762,542 $4,554,814 $4,936,520 Tangible assets (TA) $44,045,967 $44,059,340 $50,383,774 $56,047,134 $62,380,814 Risk-weighted assets (RWA) $24,301,043 $26,856,850 $31,403,489 $37,104,080 $38,821,244 Tangible common equity to tangible assets 6.95% 7.77% 7.47% 8.13% 7.91% Tangible common equity to risk-weighted assets 12.59% 12.75% 11.98% 12.28% 12.72% * See “Use of Non-GAAP Financial Measures” at the end of our most recent quarterly earnings release for further information regarding the calculation and limitations of this measure. Q2 2019 Corporate Overview and Financial Results 64

Non-GAAP reconciliation* Noninterest income 2 Non-GAAP non-interest income, net of non-controlling Quarter ended interests (dollars in thousands) Jun 30, 2018 Sep 30, 2018 Dec 31, 2018 Mar 31, 2019 Jun 30, 2019 GAAP noninterest income $192,689 $210,070 $186,707 $280,376 $333,750 Less: income attributable to noncontrolling interests, including 9,445 6,692 8,8391 3,248 18,736 carried interest Non-GAAP noninterest income, net of noncontrolling interests $183,244 $203,378 $177,868 $277,128 $315,014 Year ended December 31, YTD Non-GAAP Non-interest income, net of non-controlling interests (dollars in thousands) 2015 2016 2017 2018 Jun 30, 2019 GAAP noninterest income $472,794 $456,552 $557,231 $744,984 $614,126 Less: income attributable to noncontrolling interests, including carried interest 31,736 8,039 29,452 38,000 21,984 Non-GAAP noninterest income, net of noncontrolling interests $441,058 $448,513 $527,779 $706,984 $592,142 * See “Use of Non-GAAP Financial Measures” at the end of our most recent quarterly earnings release for further information regarding the calculation and limitations of this measure. Q2 2019 Corporate Overview and Financial Results 65

Non-GAAP reconciliation*

# Non-GAAP core operating efficiency ratio

| (Dollars in thousands, except ratios) | | Year ended December 31, 2015 | 2016 | 2017 | 2018 | YTD Jun 30, 2019 |
|---|---|---|---|---|---|---|
| **GAAP noninterest expense** | **A** | **$ 779,962** | **$ 859,797** | **$1,010,655** | **$1,188,193** | **$ 749,186** |
| Less: amounts attributable to noncontrolling interests | | 828 | 524 | 813 | 522 | 547 |
| Non-GAAP noninterest expense, net of noncontrolling interests | | $ 779,134 | $ 859,273 | $1,009,842 | $1,187,671 | $ 748,639 |
| Less: expense attributable to SVB Leerink | | — | — | — | — | 122,475 |
| **Non-GAAP noninterest expense, net of noncontrolling interests and SVB Leerink** | **B** | **$ 779,134** | **$ 859,273** | **$1,009,842** | **$1,187,671** | **$ 626,164** |
| GAAP net interest income | | $1,006,425 | $1,150,523 | $1,420,369 | $1,893,988 | $ 1,042,289 |
| Adjustments for taxable equivalent basis | | 1,564 | 1,203 | 3,076 | 9,201 | 5,812 |
| Non-GAAP taxable equivalent net interest income | | $1,007,989 | $1,151,726 | $1,423,445 | $1,903,189 | $ 1,048,101 |
| Less: income attributable to noncontrolling interests | | 8 | 66 | 33 | 30 | 27 |
| Non-GAAP taxable equivalent net interest income, net of noncontrolling interests | | $1,007,981 | $1,151,660 | $1,423,412 | $1,903,159 | $ 1,048,074 |
| Less: net interest income attributable to SVB Leerink | | — | — | — | — | 684 |
| Non-GAAP taxable equivalent net interest income, net of noncontrolling interests and SVB Leerink | | $1,007,981 | $1,151,660 | $1,423,412 | $1,903,159 | $ 1,047,390 |
| GAAP noninterest income | | $ 472,794 | $ 456,552 | $ 557,231 | $ 744,984 | $ 614,126 |
| Less: income attributable to noncontrolling interests | | 31,736 | 8,039 | 29,452 | 38,000 | 21,984 |
| Non-GAAP noninterest income, net of noncontrolling interests | | $ 441,058 | $ 448,513 | $ 527,779 | $ 706,984 | $ 592,142 |
| Less: Non-GAAP net gains on investment securities, net of noncontrolling interests | | 89,445 | 51,740 | 64,603 | 88,094 | 54,692 |
| Less: net gains on equity warrant assets | | 70,963 | 37,892 | 54,555 | 89,142 | 69,652 |
| Less: investment banking revenue | | — | — | — | — | 98,489 |
| Less: commissions | | — | — | — | — | 28,537 |
| Non-GAAP noninterest income, net of noncontrolling interests and net of net gains on investments securities, net gains on equity warrants assets, investment banking revenue and commissions | | $ 280,650 | $ 358,881 | $ 408,621 | $ 529,748 | $ 340,772 |
| **GAAP total revenue** | **C** | **$1,479,219** | **$1,607,075** | **$1,977,600** | **$2,638,972** | **$ 1,656,415** |
| **Non-GAAP taxable equivalent revenue, net of noncontrolling interests and SVB Leerink, net of net gains on investments securities, net gains on equity warrants assets, investment banking revenue and commissions** | **D** | **$1,288,631** | **$1,510,541** | **$1,832,033** | **$2,432,907** | **$ 1,388,162** |
| **GAAP operating efficiency ratio (A/C)** | | **52.73%** | **53.50%** | **51.11%** | **45.02%** | **45.23%** |
| **Non-GAAP core operating efficiency ratio (B/D)** | | **60.46%** | **56.89%** | **55.12%** | **48.82%** | **45.11%** |

* See "Use of Non-GAAP Financial Measures" at the end of our most recent quarterly earnings release for further information regarding the calculation and limitations of this measure.

svb Q2 2019 Corporate Overview and Financial Results

66

Q2 2019 Find Find Find moleary@svb.com T 408 654 6364 M 650 255 9934 9934 255 650 M 6364 654 408 T 3005 Tasman 95054 CA 3005 Clara, Drive Santa Head of Investor Relations Investor of Head MeghanO’Leary SVB SVB Corporate Overviewand FinancialResults on LinkedIn, Facebook and Twitter and Facebook LinkedIn, on onLinkedIn, Facebook and Twitter 67 SVB 2014 4:3